SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                           reported): January 2, 2001

                            RSL Communications, Ltd.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Bermuda                      333-25749                   N/A
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                                 Clarendon House
                                  Church Street
                             Hamilton HM CX Bermuda
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (441) 295-2832
                         -------------------------------
                         (Registrant's telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On January 2, 2001, RSL COM Deutschland GmbH, ("RSL Germany"), an indirect, wholly-owned subsidiary of RSL Communications, Ltd. ("RSL COM"), sold (the "Telegate Sale") to Seat Pagine Gialle Spa. ("Seat"), RSL Germany's remaining interest in Telegate Holding, the holding company for RSL Germany's equity interest in Telegate AG ("Telegate") for value in excess of 300 million Euros at closing, as described in the Incorporated Agreements (as defined below). Such consideration was determined by arms length negotiations among the parties, based upon the value of the business of Telegate.

      The Telegate Sale was consummated under the terms and conditions of that certain Settlement Agreement dated as of January 2, 2001, by and among Seat and RSL Germany and that certain Amendment Agreement to an Option Agreement dated as of January 2, 2001, by and among Seat and RSL Germany, copies of which are attached hereto and incorporated herein by reference (collectively, the "Incorporated Agreements"). There exists no material relationship between RSL COM, RSL Germany, any of their affiliates, directors and officers or any associates thereof on the one hand, and Seat on the other hand.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

10.1 Settlement Agreement dated as of January 2, 2001, by and among Seat Pagine Gialle Spa and RSL COM Deutschland GmbH
10.2 Amendment Agreement to an Option Agreement dated as of January 2, 2001, by and among Seat Pagine Gialle Spa and RSL COM Deutschland GmbH

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RSL COMMUNICATIONS, LTD.


Date: January 16, 2001                  By /s/ Steven F. Schiffman
                                           -------------------------------------
                                         Name: Steven F. Schiffman
                                         Title: Chief Financial Officer

Exhibit Index

10.1 Settlement Agreement dated as of January 2, 2001, by and among Seat Pagine Gialle Spa and RSL COM Deutschland GmbH
10.2 Amendment Agreement to an Option Agreement dated as of January 2, 2001, by and among Seat Pagine Gialle Spa and RSL COM Deutschland GmbH